Exhibit 10.5

March    , 2006

Griffin Securities, Inc.
17 State Street
New York, NY 10004

  Re:
  Lightspace Corporation

Ladies and Gentlemen:

        The undersigned is an owner of record or beneficially of shares of common stock ("Common Stock") of Lightspace Corporation (the "Company") or securities convertible into or exchangeable or exercisable for Common Stock.

        The undersigned is aware that the Company proposes to carry out a registered offering of Common Stock and warrants ("Warrants") to purchase Common Stock (the "Offering") for which you will act as underwriter on a best-effort basis. The undersigned recognizes that the Offering will be of benefit to the undersigned and the Company by, among other things, raising additional capital for the Company's operations. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering.

        In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or minor child or other immediate family member of the undersigned or spouse living in the undersigned's household not to), without your prior written consent (which consent may be granted or withheld in your sole discretion on a case by case basis), directly or indirectly, sell, offer, contract or grant any option or right to sell (including without limitation any short sale), pledge, transfer, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities convertible into or exchangeable or exercisable for shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse, minor child or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing for a period of 12 months following the effective date of a registration statement filed under the Securities Act of 1933, as amended, with respect to the Offering, including the shares of Common Stock issuable up exercise of Warrants. The undersigned consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned (or such spouse, minor child or family member) except in compliance with the foregoing restrictions.

        This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Printed Name of Holder
By:

Printed Name of Person Signing (indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)